Bank of America(logo)
                                                   100 North Tryon Street
                                                   Charlotte, NC 28255

                                                   Tel 704.386.5000

Pricing Supplement No. 0248 Dated March 1, 2000         Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $  29,500,000.00
Issue Price:                      100.00%         $  29,500,000.00
Commission or Discount:             0.00%         $           0.00
Proceeds to Company:              100.00%         $  29,500,000.00

Agent:                   Banc of America Securities, LLC, as Agent

Original Issue Date:     March 3, 2000

Stated Maturity Date:    December 1, 2004

Cusip #:                 06050M-AK-3

Form:                    Book-entry only

Interest Rate:           Floating

Daycount Convention:     Act/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  + 18.0 bps

Initial Interest Rate:   6.29%

Interest Reset Period:   Quarterly, commencing on June 1, 2000

Interest Reset Dates:    The first of March, June, September and December

Interest Determination
  Date:                  Two London Banking Days preceding the reset date

Interest Payment Dates:  The first of March, June, September, and December commencing June 1, 2000

May the Notes be redeemed by the corporation prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No

Discount Note?                                         No